UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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ATLANTIC AMERICAN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ATLANTIC AMERICAN CORPORATION
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 3, 2016

Notice is hereby given that the Annual Meeting of Shareholders of Atlantic American Corporation (the “Company”) will be held at the principal executive offices of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319 at 10:00 A.M., Eastern Time, on May 3, 2016, for the following purposes:

(1)	To elect seven (7) directors of the Company to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;
(2)	To approve, on an advisory basis, the compensation of our named executive officers;
(3)	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year; and
(4)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on March 15, 2016 will be entitled to notice of, and to vote at, the meeting, or any adjournments or postponements thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR VOTE VIA INTERNET, TO ENSURE YOUR SHARES ARE REPRESENTED AT THE MEETING. NO POSTAGE IS REQUIRED WHEN MAILED IN THE ENCLOSED ENVELOPE IN THE UNITED STATES.

By Order of the Board of Directors

John G. Sample, Jr.
Senior Vice President, Chief Financial
Officer and Secretary

April 1, 2016
Atlanta, Georgia

ATLANTIC AMERICAN CORPORATION
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 3, 2016

GENERAL

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Atlantic American Corporation (the “Company”) for use at the Company’s 2016 Annual Meeting of Shareholders (the “Meeting”) to be held at the time and place, and for the purposes, specified in the accompanying Notice of Annual Meeting of Shareholders, and at any postponements or adjournments thereof. When the enclosed proxy is properly executed and returned, or you vote your proxy through the Internet as provided for on the enclosed proxy card, the shares which it represents will be voted at the Meeting in accordance with the instructions thereon. In the absence of any such instructions, the shares represented thereby will be voted in favor of (1) the election of all of the nominees for director listed under the caption “Election of Directors,” (2) the approval, on an advisory basis, of the compensation of the Company’s named executive officers and (3) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2016. Management does not know of any other business to be brought before the Meeting not described herein, but it is intended that as to any such other business properly brought before the Meeting, a vote would be cast pursuant to any proxy granted in accordance with the judgment of the proxies appointed thereunder. This proxy statement and the accompanying form of proxy are first being given or sent to shareholders of the Company, and made available on the Internet, on or about April 1, 2016.

Only holders of record of issued and outstanding shares of $1.00 par value per share common stock of the Company (the “Common Stock”) as of March 15, 2016 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 20,394,007 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote for up to seven (7) nominees for director, and one vote on each other matter to be acted upon at the Meeting. Cumulative voting for directors is not allowed.

VOTING

If you are a shareholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other nominee), you must either direct the “record holder” (i.e., the broker, bank or other nominee) of your shares how to vote your shares or obtain a proxy, executed in your favor, from the record holder to be able to vote at the Meeting.

We encourage shareholders who hold shares in street name to provide instructions to the record holder on how to vote your shares. Providing voting instructions ensures that your shares will be voted at the Meeting. If shares are held through a broker, bank or other nominee, that record holder, under certain circumstances, may exercise its discretionary authority to vote the shares without instructions. On certain “routine” matters, record holders have authority to, although are not required to, vote their customers’ shares if the customers do not provide voting instructions. Only the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2016 fiscal year is considered a routine matter. When a broker, bank or other nominee votes its customer’s shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the Meeting and in determining the number of shares voted for or against the routine matter. When a broker, bank or other nominee does not exercise its discretionary authority to vote a customer’s shares on a routine matter if the customer does not provide voting instructions, these shares are still counted for purposes of establishing a quorum, but have no effect on the outcome of such matter.

On “non-routine” matters, if the broker, bank or other nominee has not received voting instructions from the beneficial shareholder, the broker, bank or other nominee cannot vote the shares on that matter, which is considered a “broker non-vote.” Broker non-votes are counted for purposes of establishing a quorum to conduct business at the Meeting but not for determining the number of shares voted for or against any non-routine matter to be acted upon at the Meeting. Each of the proposals relating to the election of the directors and the approval, on an advisory basis, of the compensation of our named executive officers is considered a non-routine matter.

REVOKING A PROXY

Any shareholder who executes and delivers a proxy, or votes a proxy through the Internet, may revoke it at any time prior to its use by: (i) giving written notice of such revocation to the Secretary of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000; (ii) executing and delivering a proxy bearing a later date to the Secretary of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000; (iii) voting, or re-voting, as the case may be, a proxy over the Internet at a later date; or (iv) attending the Meeting and voting in person.

VOTE REQUIRED

A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to have the quorum necessary to transact business. As described above, abstentions and “broker non-votes” will be counted as present in determining whether the quorum requirement is satisfied. A “broker non-vote” on any proposal occurs when a broker, bank or other nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the broker, bank or other nominee has not received instructions from the beneficial owner and does not have, or declines to exercise, discretionary authority to vote with respect to such other proposal.

Pursuant to the Georgia Business Corporation Code and the Company’s bylaws, directors are elected by a plurality of votes cast (the seven director nominees receiving the highest number of votes cast will be elected as directors). The affirmative vote of a majority of the shares of Common Stock represented at the Meeting and entitled to vote is required to approve the advisory vote on executive compensation and the ratification of the appointment of the Company’s independent registered public accounting firm. Votes withheld and broker non-votes will have no effect on the outcome of any matter to be voted on at the Meeting.

EXPENSES OF SOLICITATION

The costs of soliciting proxies for the Meeting will be borne by the Company. Officers, directors and employees of the Company may solicit proxies by telephone, personal interview, electronic communication such as email, or otherwise, but will not receive any additional compensation for so doing. No contract or arrangement exists for engaging specially-paid employees or solicitors in connection with the solicitation of proxies for the Meeting. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries holding shares for a beneficial owner to send proxies and proxy materials to their principals, and the Company will reimburse them for their expenses in so doing.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 3, 2016.

The proxy statement, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, are also available at www.atlam.com. If you need directions to the 2016 Annual Meeting of Shareholders, please call 404-266-5500.

ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 is being provided with this proxy statement.

1.	ELECTION OF DIRECTORS

One of the purposes of the Meeting is to elect seven individuals to serve as Directors until the Company’s next annual meeting of shareholders and until their respective successors have been elected and qualified, or until their earlier resignation or removal. In the event any of the nominees should be unavailable to serve as a director, which contingency is not presently anticipated, proxies may be voted for the election of such other persons as may be designated by the present Board of Directors, or the Board of Directors may reduce the number of Director nominees.

All of the nominees for election to the Board of Directors have been nominated by the Board upon the recommendation of the controlling shareholder of the Company. All of the nominees for director are currently Directors of the Company. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected as a nominee or is to be elected as a Director.

The following sets forth certain information with respect to the seven nominees for Director to be voted on at the Meeting:

Name	Age	Position with the Company
Hilton H. Howell, Jr.	54	Chairman of the Board, President and Chief Executive Officer
Robin R. Howell	51	Director
Mark E. Preisinger	56	Director
Harriett J. Robinson	85	Director
Joseph M. Scheerer	41	Director
Scott G. Thompson	71	Director
D. Keehln Wheeler	55	Director

The biographies of each of the nominees for Director contain information regarding, as applicable, the person’s service as a director to the Company, business, educational, and other professional experience, director positions with any other “publicly traded” company held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, during the last ten years, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should be nominated to serve as a Director of the Company. The Company believes that the backgrounds and qualifications of its Directors, considered as a group at any time, should provide diverse business and professional capabilities, along with the experience, knowledge and other abilities that will allow the Board to effectively fulfill its responsibilities.

Mr. Howell has been President and Chief Executive Officer of the Company since May 1995 and prior thereto served as Executive Vice President of the Company from October 1992 to May 1995. During his tenure with the Company, Mr. Howell has also served in various capacities for the Company’s subsidiaries. He is actively engaged in key decision making of each of the Company’s significant operating subsidiaries and has longstanding relationships with not only the Company’s employees but a significant number of the Company’s subsidiaries’ significant independent agents. He has been a Director of the Company since October 1992 and, beginning in February 2009, assumed the role of Chairman of the Board of Directors. Due to the relative size of the Company and the scope of its operations, the Board of Directors has concluded that Mr. Howell, due to his high level involvement, can serve effectively in the dual role of Chairman of the Board and President and Chief Executive Officer. He is also Vice Chairman of the Board of Directors, President and Chief Executive Officer of Gray Television, Inc. In addition to being very familiar with our Company, Mr. Howell is also an attorney, which experience provides additional perspective to the decisions facing not only our Company but the Board of Directors. Mr. Howell has also been actively involved in various segments of the insurance industry throughout his career, resulting in significant depth and breadth of industry knowledge which is beneficial to the Board of Directors. Mr. Howell is the son-in-law of Mrs. Robinson, and is also Mrs. Howell’s husband.

Mrs. Howell has served as Vice President and a Director of both Delta Life Insurance Company and Delta Fire & Casualty Insurance Company since 1992. She is a former Chairman of the Board of Farmer’s and Merchant’s Bank and a former director of Premier Bancshares, Inc. She received a BA in Economics from the University of Virginia and a Masters of Business Administration from the University of Texas at Austin, and she has had a number of management and oversight roles in various businesses in which her family maintains an interest. Mrs. Howell is active in the community, serving on the Board of Directors and Executive Committee of the High Museum of Art, the Board of Directors of the Forward Arts Foundation, and as a member of the Junior League of Atlanta. Mrs. Howell’s experience in board matters and the insurance industry and involvement at the executive level in various businesses is invaluable to the Board, and her numerous civic, social and academic associations provides valuable insight for the Company and elevates the Company’s profile in the community. Mrs. Howell is the wife of Mr. Howell and the daughter of Mrs. Robinson.

Mr. Preisinger was appointed to the Board in March 2016. He is the Director of Corporate Governance for The Coca-Cola Company, a global non-alcoholic beverage company. In this capacity his responsibilities include coordinating engagement between the company and its institutional and individual shareholders, with a primary focus on corporate governance, environmental and social issues. He joined The Coca-Cola Company in 1984 and has managed a variety of domestic and international assignments for the business. Mr. Preisinger serves on the New York Stock Exchange Listed Company Advisory Board; on the Advisory Board for the Ira M. Millstein Center for Global Markets and Corporate Ownership at Columbia Law School; on the Board of Directors of the Investor Responsibility Research Center in New York; and is an Emeritus member of the Advisory Board of the Weinberg Center for

Corporate Governance at the University of Delaware. He is a past member of the Board of Governors of the International Corporate Governance Network; has been Co-Chairman of the Council of Institutional Investors and he has been listed on the NACD 100 most influential people in the boardroom community. The Board believes Mr. Preisinger’s significant experience and insights into executive and corporate governance matters will greatly benefit the Board and complement its perspectives.

Mrs. Robinson has been a Director of the Company since 1989. She is also a Director of Gray Television, Inc. Mrs. Robinson has been actively involved, to varying degrees, with various Robinson family business ventures, which hold a majority of the Company’s Common Stock, including serving on the Boards of Directors of Delta Life Insurance Company and Delta Fire & Casualty Insurance Company since 1967. She has a broad understanding of the insurance business and provides a diverse perspective, including as a significant shareholder, to the Board of Directors’ deliberations. Mrs. Robinson is recognized as an influential business woman in the community and remains involved in numerous charitable and philanthropic activities which serve to increase exposure for the Company. Mrs. Robinson is the mother of Mrs. Howell and mother-in-law of Mr. Howell.

Mr. Scheerer has been a Director of the Company since December 2014. He has been the Principal and Managing Director of Stonybrook Capital, a provider of strategic advisory services to the insurance industry, since 2012 and prior thereto he served as Senior Vice President of Willis Capital Markets and Advisory, an investment banking firm focused on the insurance industry, from 2009 to 2012. He has advisory experience in the insurance industry including corporate restructurings, debt/equity/mezzanine capital raises and mergers and acquisitions. Mr. Scheerer has a Bachelor of Arts in both Economic and International Relations from the University of Pennsylvania. His deep knowledge of the insurance industry provides valuable insight and perspective to the Board of Directors and is of great benefit to the Company’s management.

Mr. Thompson has been the President and Chief Executive Officer of American Southern Insurance Company, a subsidiary of the Company, since 2004; prior thereto he had been the President and Chief Financial Officer of that company since 1984. He has been a Director of the Company since February 1996. Mr. Thompson is a certified public accountant and has been employed by American Southern for substantially his entire career. His insights with respect to American Southern’s business model, its historical operations and the perspective on its niche products provide valuable insight to the Board of Directors.

Mr. Wheeler is the President and Chief Executive Officer of MaxMedia, a digital media and branding company based in Atlanta, Georgia which he founded in 1996. Mr. Wheeler has founded, or was a member of the board of, a number of successful companies, including AIO Medical, whose shares were listed on the London Stock Exchange’s Alternative Investment Market. Mr. Wheeler’s prior board experience, success in various new media and branding experience provides additional expanded perspectives to the Board of Directors. He has been a Director of the Company since June 2015.

The Board of Directors recommends a vote FOR the election of each of the nominees for Director.

Board Leadership and Structure, and Risk Oversight

The Company is a “controlled company” and has historically experienced limited turnover in its senior management and board of directors. The Company maintains a board leadership structure under which our President and Chief Executive Officer (“CEO”) also serves as the Chairman of the Board of Directors. We believe that the Company, like many other publicly-traded and private companies, is well-served by this leadership structure. Having one person serve as both CEO and Chairman of the Board demonstrates for our employees, agents, suppliers, customers and other shareholders that our Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations and guiding our strategic efforts. We believe having a single leader for both the Company and the Board of Directors eliminates the potential for confusion or duplication of efforts, and provides clear direction and leadership for our Company. We believe that having one person serve as CEO and Chairman of the Board is appropriate and in the best interests of our Company and our shareholders at this time.

The Board has not formally designated a lead independent director and believes that as a result thereof, executive sessions of the Board, which are attended solely by independent directors, result in an open and free flow of discussion of any and all matters that any director may believe relevant to the Company and/or its management.

The Company believes that its leadership structure appropriately allows all directors to effectively participate in the provision of risk oversight. While the Board maintains oversight responsibility for the management of the Company’s risks, it has delegated oversight responsibility for certain areas of potential exposure to its committees. The Audit

Committee oversees the accounting and financial reporting processes of the Company, as well as legal and compliance matters and risk management. The Audit Committee charter provides that the Audit Committee is responsible for overseeing the internal controls of the Company along with its adherence with compliance and regulatory requirements. The Audit Committee also reviews and approves all transactions with related parties. On at least a quarterly basis, the Company’s Director of Internal Audit provides a comprehensive report to the Audit Committee regarding the Company’s key risks, including operational, financial and other risks. While the Audit Committee has been delegated primary responsibility for overseeing risk management, our entire Board of Directors is actively involved in overseeing this function for the Company. The full Board also engages in periodic discussion with the CEO, Chief Financial Officer (“CFO”), executive management of each of the Company’s operating subsidiaries and other corporate officers as the Board may deem appropriate or desirable. In addition to the roles performed by the Audit Committee, the Stock Option and Compensation Committee considers, evaluates and oversees potential risks that may arise through the implementation of our compensation programs and engages directly with all Board members, as and if necessary. We do not believe our compensation programs encourage unnecessary or excessive risk taking.

The Company believes that its leadership structure promotes effective Board oversight of risk management because the Board directly, and through its various committees, is regularly provided by management with the information necessary to appropriately monitor, evaluate and assess the Company’s overall risk management.

Pursuant to an amendment to the Company’s bylaws (the “Bylaws”) that was adopted in 2015, any director who is an “independent director” under the listing standards of the NASDAQ Stock Market (the “NASDAQ Rules”) and not a member of the family of the controlling shareholder of the Company shall offer to resign from the Board upon reaching age 72 and not be eligible to stand for reelection to the Board following such individual having reached age 72, absent a waiver from such requirement, which waiver may only be granted by affirmative vote of the majority of the members of the Board, not including the affected member. In connection with the implementation of the retirement age, and in order to help assure an orderly transition of the Board in 2015, the Board granted a one-year waiver from the foregoing requirement to Dom H. Wyant, who chairs the Audit Committee and serves as a member of the Stock Option and Compensation Committee of the Board. Mr. Wyant was therefore eligible to continue to serve as a member of the Board until the Meeting, and he will be retiring from the Board upon the completion of his current term of service at the Meeting.

Committees of the Board of Directors

As a result of the level of beneficial ownership of our Common Stock by members of the Robinson family and their affiliates, the Company meets the definition of a “controlled company” as defined pursuant to Rule 5615(c)(1) of the NASDAQ Rules. Accordingly, the Company is exempt from certain requirements of the NASDAQ Rules, including the requirement that a majority of its Board of Directors be independent, as defined in such rules, the requirement that director nominees be selected, or recommended for the board’s selection, by either a majority of the independent directors or a nominating committee comprised solely of independent directors, and certain requirements relating to the determination of executive officer compensation. Notwithstanding this, however, the Board of Directors has determined that the following individuals are independent pursuant to the NASDAQ Rules for purposes of serving as a member of the Board of Directors: Mark E. Preisinger, Joseph M. Scheerer, D. Keehln Wheeler and Dom H. Wyant.

The Board of Directors of the Company has three standing committees: the Executive Committee, the Stock Option and Compensation Committee and the Audit Committee.

The Executive Committee consists of Messrs. Howell and Wyant, and Mrs. Howell. The Executive Committee’s function is to act in the place and stead of the Board of Directors to the extent permitted by law on matters which require Board action between meetings of the Board of Directors. The Executive Committee did not meet during 2015.

The Stock Option and Compensation Committee currently consists of Messrs. Wheeler and Wyant, each of whom are independent pursuant to the NASDAQ Rules. The Stock Option and Compensation Committee’s function is to establish the number of equity incentive awards to be granted to officers and key employees and the annual salaries and bonus amounts payable to executive officers of the Company. The Stock Option and Compensation Committee

met one time during 2015. Due to its status as a “controlled company” pursuant to NASDAQ Rules and the related historically low turnover among Board and Committee members, as well as among the Company’s executive officers, the Board has not foreseen a need to adopt a written charter to govern the Stock Option and Compensation Committee’s functions.

The Audit Committee is currently composed of Messrs. Wyant (Chairman), Scheerer and Wheeler. The Audit Committee oversees the Company’s (i) financial reports and other financial information; (ii) systems of internal controls regarding finance, accounting, legal compliance and ethics; and (iii) auditing, accounting and financial reporting processes.

The Board of Directors has determined that all members of the Audit Committee are independent for purposes of being an Audit Committee member, and financially literate, as such terms are defined in the NASDAQ Rules and the rules of the Securities and Exchange Commission. In addition, the Board of Directors has determined that Mr. Scheerer is an “audit committee financial expert” as defined by the Securities and Exchange Commission in Item 407(d) of Regulation S-K. In making such determination, the Board took into consideration, among other things, the express provision in Item 407(d) of Regulation S-K that the determination that a person is an audit committee financial expert shall not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Audit Committee, nor shall it affect the duties and obligations of other Audit Committee members or the Board of Directors. The Audit Committee has a written charter which sets out its authority and responsibilities, a copy of which is available on the Company’s website, www.atlam.com. The Audit Committee met seventeen times during 2015.

Due to its status as a controlled company pursuant to NASDAQ Rules and the related historically small turnover of its members, the Board has not historically foreseen the need to establish a separate nominating committee or adopt a written charter to govern the director nomination process. The Company’s controlling shareholder and the Board of Directors have generally addressed the need to retain members and fill vacancies after discussion among current members, or the members of the Executive Committee, if necessary in lieu of the full Board, and the Company’s management, with the input from the Company’s controlling shareholder. The Board of Directors does not have any specific qualifications that are required to be met by director candidates and does not have a formal process for identifying and evaluating director candidates.

Additionally, the Board of Directors does not have a formal policy with respect to the consideration of any director candidates recommended by shareholders and, for the foregoing reasons, has determined that it is appropriate not to have such a formal policy at this time. The Board of Directors, however, will give due consideration to director candidates recommended by shareholders. Any shareholder that wishes to nominate a director candidate should submit complete information as to the identity and qualifications of the director candidate to the Board of Directors, including all information that would be required to be disclosed about that person in a proxy statement relating to the election of directors, at the address and in the manner set forth below for communication with the Board.

Executive sessions of the “independent” members of the Board of Directors are held as needed and determined by those Directors at the conclusion of each of the regular board meetings; but no less than annually at the first regular Board meeting in each calendar year.

The Board of Directors met five times in 2015. Each current Director attended at least 75% of the meetings of the Board and its committees of which he or she was a member during 2015. The Company does not have a formal policy regarding Director attendance at its annual meetings, but attendance by the Directors is encouraged and expected. At the Company’s 2015 annual meeting of shareholders, all but one of the Company’s directors who were then members of the Board were in attendance.

Shareholders may communicate with members of the Board of Directors by mail addressed to the full Board of Directors, a specific member of the Board of Directors or a particular committee of the Board of Directors, at Atlantic American Corporation, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319.

Report of the Audit Committee

The Audit Committee (the “Committee”) oversees the Company’s (i) financial reports and other financial information; (ii) systems of internal controls regarding finance, accounting, legal compliance and ethics; and (iii) auditing, accounting and financial reporting processes. The Company’s management has the primary responsibility for the financial statements and the reporting processes, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements of the Company as of and for the year ended December 31, 2015, including a discussion of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and expressing an opinion thereon. During 2015, the Committee reviewed with the independent auditors for the 2015 fiscal year their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including the items set out in Auditing Standard No. 16, Communication with Audit Committees, issued by the PCAOB. In addition, the Committee has discussed with the Company’s independent auditors for the 2015 fiscal year the auditors’ independence from management and the Company, including the matters in the written disclosures received as required by Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services provided to the Company by BDO USA, LLP, with the maintenance of the auditors’ independence.

The Committee discussed with the Company’s independent auditors for the 2015 fiscal year the overall scope and plans for the 2015 audit. The Committee met with such independent auditors, with and without management present, to discuss, among other things, the results of their audit, their considerations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing its functions, the Committee acts in an oversight capacity. In its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for the Company’s financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the Company’s annual financial statements as to their conformity with generally accepted accounting principles.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Dom H. Wyant, Chairman
Joseph M. Scheerer
D. Keehln Wheeler

March 24, 2016

2.	ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934 provide shareholders with the right to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC. This advisory stockholder vote is commonly referred to as the “say-on-pay” vote.

The Company’s executive compensation program is designed to retain and motivate highly qualified executive leadership with the talent to support the creation of long-term shareholder value. The Company’s compensation program is structured to recognize current achievement while incentivizing toward longer term goals and objectives. Equity incentives are also awarded to ensure that management’s interests are aligned with those of shareholders.

The say-on-pay vote gives you as a shareholder the opportunity to express your views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, objectives, policies and practices of the Company. Accordingly, the Board of Directors recommends that shareholders approve the following advisory resolution:

“RESOLVED, that the shareholders of Atlantic American Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.”

Because this vote is advisory, it will not be binding on the Stock Option and Compensation Committee, the Board or the Company. However, it will provide information to our management and Stock Option and Compensation Committee regarding investor sentiment about our executive compensation philosophy, objectives, policies and practices, which management and the Stock Option and Compensation Committee will be able to consider when determining executive compensation for the remainder of fiscal 2016 and beyond.

3.	RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is required by law and applicable NASDAQ Rules to be directly responsible for the appointment, compensation and retention of the Company’s independent registered public accounting firm. The Audit Committee has appointed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. While shareholder ratification of the selection of BDO as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise, the Board of Directors is submitting the selection of BDO to the shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

A representative from BDO is expected to be present at the Meeting and will have the opportunity to make any statement if such representative desires to do so, and, if present, will be available to respond to appropriate questions.

Amounts paid to, or billed by, the Company’s independent registered public accounting firm, during the two most recent fiscal years by category were as follows:

Audit Fees

The Company has paid or expects to pay BDO approximately $346,000, in the aggregate, for professional services it rendered for the audit of the Company’s consolidated financial statements and audits of subsidiary company statutory reports for the fiscal year ended December 31, 2015 and the reviews of the interim financial statements included in our quarterly reports on Form 10-Q filed during the fiscal year ended December 31, 2015. The Company paid BDO $346,000, in the aggregate, for professional services it rendered for the audit of the Company’s consolidated financial statements and audits of subsidiary company statutory reports for the fiscal year ended December 31, 2014 and the reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q filed during the fiscal year ended December 31, 2014.

Audit - Related Fees

During the fiscal year ended December 31, 2015, the Company engaged BDO to audit the December 31, 2014 financial statements of The Atlantic American Corporation 401(k) Retirement Savings Plan (the “Plan”). Audit-related fees paid to BDO for the Plan audit were $28,000. During the fiscal year ended December 31, 2014, the Company paid BDO $27,500 in audit-related fees for the audit of the December 31, 2013 financial statements of the Plan.

Tax Fees

There were no tax fees paid to BDO in either 2015 or 2014.

All Other Fees

BDO did not provide any other category of products and services to the Company during the fiscal years ended December 31, 2015 or 2014 and, accordingly, no other fees were paid thereto in either 2015 or 2014.

The Audit Committee considers whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence. All audit and non-audit services to be performed by the Company’s independent registered public accounting firm must be, and for 2015 and 2014 were, approved in advance by the Audit Committee. Pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy (the “Policy”) and as permitted by Securities and Exchange Commission rules, the Audit Committee may delegate pre-approval authority to any of its members, provided that any service approved in this manner is reported to the full Audit Committee at its next meeting.

The Policy provides for a general pre-approval of certain specifically enumerated services that are to be provided within specified fee levels. With respect to requests to provide specifically enumerated services not specifically pre-approved pursuant to such general grant, such requests must be submitted to the Audit Committee by both the independent registered public accounting firm and the CFO, and must include a joint statement as to whether, in their view, the request is consistent with Securities and Exchange Commission rules on auditor independence. Such requests must also be specific as to the nature of the proposed service, the proposed fee and any other details the Audit Committee may request.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth ownership information regarding our outstanding equity securities as of March 15, 2016 by: (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company; (ii) each Director, which includes all Director nominees; (iii) each executive officer named in the Summary Compensation Table below; and (iv) all of the Company’s Directors and executive officers as a group. The address of each such person, and entities controlled by such person is: c/o Atlantic American Corporation, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319.

	Common Stock(1)			Series D Preferred Stock(1)
Name of Stockholder	Number of Shares		Percent of Class	Number of Shares		Percent of Class
Harriett J. Robinson	15,128,114	(2)	74.18%	55,000	(2)	100%
Hilton H. Howell, Jr.	769,835	(3)	3.77%	—		—
Robin R. Howell	4,009,456	(4)	19.66%	—		—
Mark E. Preisinger	—		—	—		—
Joseph M. Scheerer	10,000	(5)	*	—		—
Scott G. Thompson	115,954		*	—		—
D. Keehln Wheeler	10,000	(5)	*	—		—
Dom H. Wyant	35,954	(5)	*	—		—
John G. Sample, Jr.	97,500	(6)	*	—		—
All directors and executive officers as a group (9 persons)	16,167,357	(7)	79.28%	55,000		100%
*	Represents less than one percent.
(1)	All shares of stock are owned “beneficially” as set forth in the rules of the Securities and Exchange Commission. Under those rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of, or to direct the disposition of, such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as indicated in other notes to this table, directors and executive officers possessed sole voting and investment power with respect to all shares of stock referred to in the table. Except upon the occurrence of certain events, shares of Series D preferred stock, par value $1.00 per share (the “Series D Preferred Stock”), are not entitled to any vote, whereas each share of Common Stock entitles its holder to one vote. The shares of Series D Preferred Stock, are not currently convertible, but may become convertible into shares of Common Stock under certain conditions.
(2)	Includes: 8,042,048 shares of Common Stock held in trust for her children, with respect to which she serves as trustee; 806,751 shares of Common Stock held in trust for her grandchildren, with respect to which she serves as trustee; 3,756,746 shares of Common Stock owned by Gulf Capital Services, LLLP; 1,363,809 shares of Common Stock and 55,000 shares of Series D Preferred Stock owned by Delta Life Insurance Company (“Delta Life”); and 300,000 shares of Common Stock owned by Delta Fire & Casualty Insurance Company, all of which entities are controlled by Mrs. Robinson. Also includes 10,000 shares of restricted stock as to which she has voting, but not dispositive power. Mrs. Robinson disclaims beneficial ownership of all shares not held directly by her, except to the extent of her pecuniary interest in any such indirectly held shares.
(3)	Includes: 221,681 shares held pursuant to the Company’s 401(k) Plan; 18,200 shares owned directly or indirectly by his wife; 38,000 shares owned by his wife as custodian for their children; and 80,000 shares of restricted stock as to which he has voting, but not dispositive power.
(4)	Includes: 3,953,256 shares held in a trust for her benefit over which Harriett J. Robinson serves as trustee; 2,175 shares held in an individual retirement account; and 38,000 shares owned by Mrs. Howell as custodian for her children. Also includes 10,000 shares of restricted stock as to which she has voting, but not dispositive power. Does not include any shares held by Mr. Howell (see note 3 above).
(5)	Includes 10,000 shares of restricted stock as to which the holder has voting, but not dispositive power.
(6)	Includes 40,000 shares of restricted stock as to which he has voting, but not dispositive power.
(7)	See notes 2 through 6 above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers, and any persons holding more than ten percent of any class of the Company’s equity securities registered pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of Common Stock of the Company, and to furnish the Company with copies of such reports. To the Company’s knowledge, all such filings except for a Form 3 and one Form 4 for Messrs. Scheerer and Wheeler, respectively, were timely completed during the year ended December 31, 2015. In making this determination, the Company has relied on written representations of its directors and executive officers and its receipt of copies of the reports that have been filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

Summary Compensation Table

There is shown below information concerning the annual compensation for services in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2015 and 2014 by the: (i) Chairman, President and Chief Executive Officer of the Company and (ii) the Chief Financial Officer of the Company at December 31, 2015, who are the only executive officers of the Company (together, the “named executive officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	All Other Compensation ($)	Total ($)
Hilton H. Howell, Jr.	2015	500,000	450,000	102,990(2)	1,052,990
Chairman of the Board,	2014	500,000	450,000	106,660(2)	1,056,660
President and CEO

John G. Sample, Jr.	2015	425,000	300,000	75,810(3)	800,810
Senior Vice President,	2014	425,000	300,000	75,745(3)	800,745
CFO and Secretary
(1)	Discretionary bonuses awarded by the Stock Option and Compensation Committee.
(2)	Includes fees paid in cash for serving as a director of the Company and subsidiaries of $73,500.
(3)	Includes fees paid in cash for serving as a director of subsidiaries of the Company of $36,000.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the outstanding equity awards held by the named executive officers at December 31, 2015:

	Option Awards					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Hilton H. Howell, Jr.	-0-	-0-	-0-	-0-	-0-	80,000	(2)	399,200	(3)	-0-	-0-
John G. Sample, Jr.	-0-	-0-	-0-	-0-	-0-	40,000	(2)	199,600	(3)	-0-	-0-
(1)	All of the stock awards were made under the Company’s 2012 Incentive Plan.
(2)	Represents grant of restricted stock, which vests on May 7, 2016.
(3)	Based on the closing price of our common stock on the NASDAQ Global Market on December 31, 2015.

Compensation of Directors

The Company’s policy is to pay all members of the Board of Directors $7,500 for each Board meeting attended, whether in person or telephonically, and $1,000 for each committee meeting attended, whether in person or telephonically. In addition, Directors are reimbursed for actual expenses incurred in connection with attending meetings of the Board and/or committees of the Board. The meeting fees are paid in cash. Pursuant to the Company’s 2012 Incentive Plan, Directors are eligible to receive stock options to purchase shares of Common Stock and other equity awards. In 2015, each of our non-employee Directors received a grant of restricted stock valued at $36,900 which vests in full on May 2, 2016.

The following table provides information about the compensation paid for services as a director of the Company for the year ended December 31, 2015. See the “Summary Compensation Table” above for additional information on the total compensation paid to Mr. Howell for all services provided to the Company and its subsidiaries. Mr. Preisinger was not a director during 2015 and therefore received no compensation.

2015 Director Compensation
Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Hilton H. Howell, Jr.	37,500	-0-	-0-		37,500	(2)(3)
Edward E. Elson(4)	22,000	-0-	-0-		22,000
Robin R. Howell.	37,500	36,900	-0-		74,400	(3)
Samuel E. Hudgins(4)	22,000	-0-	-0-		22,000
Harriett J. Robinson	37,500	36,900	-0-		74,400	(3)
Joseph M. Scheerer	47,500	36,900	-0-		84,400
Scott G. Thompson	37,500	-0-	-0-	(6)	37,500
William H. Whaley, M.D.(5)	15,000	-0-	20,000	(6)	35,000
D. Keehln Wheeler	32,500	36,900	-0-		69,400
Dom H. Wyant	54,500	36,900	-0-		91,400
(1)	Grant date fair value of awards calculated in accordance with FASB ASC 718. For a discussion of assumptions underlying the value of equity incentive awards, see note 9 of the notes to the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.
(2)	All fees earned or paid in cash are included under the heading “All Other Compensation” in the Summary Compensation Table above.
(3)	Does not include amounts deemed received pursuant to certain related transactions and described below in “Certain Relationships and Related Transactions.”
(4)	Resigned effective May 18, 2015.
(5)	Resigned effective June 2, 2015.
(6)	For Dr. Whaley, consists of compensation pursuant to an agreement under which he provided certain medical consulting and advisory services to one of the Company’s subsidiaries. For Mr. Thompson, excludes compensation received as an employee of a subsidiary of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company leases space for its principal offices, as well as the principal offices of certain of its subsidiaries, from Delta Life. Delta Life is controlled by Harriett J. Robinson a member of our Board of Directors. In addition, Mr. Howell and Mrs. Howell are officers, directors and/or shareholders in Delta Life. Under the terms of the lease, the Company pays annual rent of approximately $0.5 million, plus a pro rata share of all real estate taxes, general maintenance and service expenses and insurance costs with respect to the office building and related facilities. The lease does not have a set termination date, but is terminable by either party with at least twelve months advance notice. The terms of the lease are believed by management of the Company to be comparable to terms that could be obtained by the Company from unrelated parties for comparable rental property. In each of 2015 and 2014, the Company paid approximately $0.9 million to Delta Life under the terms of the lease.

The Company has outstanding 55,000 shares of its Series D Preferred Stock, all of which is owned by Delta Life. The outstanding shares of Series D Preferred Stock have a stated value of $100 per share; accrue annual dividends at a rate of $7.25 per share (payable in cash or shares of the Company’s common stock at the option of the Board of Directors of the Company) and are cumulative; in certain circumstances may be convertible into an aggregate of approximately 1,378,000 shares of Common Stock, subject to certain adjustments and provided that such adjustments do not result in the Company issuing more than approximately 2,703,000 shares of common stock without obtaining prior shareholder approval; and are redeemable solely at the Company’s option. The Series D Preferred Stock is not currently convertible. The Company redeemed 10,000 shares of Series D Preferred Stock in 2014 at the stated value of $100 per share, for an aggregate payment of $1.0 million. The Company had accrued, but unpaid, dividends, on the Series D Preferred Stock of $17,722 at December 31, 2015 and 2014. During 2015 and 2014, the Company paid Series D Preferred Stock dividends of $0.4 million and $0.5 million, respectively.

OTHER BUSINESS

Management of the Company knows of no matters other than those stated above which are to be brought before the Meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the proxies to vote thereon in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Shareholder proposals to be presented at the next annual meeting of shareholders must be received by the Company no later than December 2, 2016, in order to be considered for inclusion in the proxy statement for the 2017 annual meeting of shareholders. Any such proposal should be addressed to the Company’s President and mailed to 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000. In accordance with the rules of the Securities and Exchange Commission, if the shareholder has not given a notice of a proposal to the Company by February 15, 2017, the persons appointed as proxies for the 2017 annual meeting of shareholders may exercise discretionary authority to vote on any such shareholder proposal.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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ATLANTIC AMERICAN CORPORATION

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on May 2, 2016.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES AND "FOR" ALL OTHER PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1. ELECTION OF DIRECTORS:

FOR, except (To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below)

(01) Hilton H. Howell, Jr.
(02) Robin R. Howell
(03) Mark E. Preisinger
(04) Harriett J. Robinson
(05) Joseph M. Scheerer
(06) Scott G. Thompson
(07) D. Keehln Wheeler

FOR all nominees	WITHHOLD AUTHORITY for all nominees
☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. TO RATIFY THE APPOINTMENT OF BDO USA, LLP.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature____________________ **Signature**____________________ **Date**__________, **2016.**

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, administrator, trustee, guardian or other representative, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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PROXY

ATLANTIC AMERICAN CORPORATION

4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000

The undersigned hereby appoints Hilton H. Howell, Jr. and John G. Sample, Jr., or either of them, as proxies with full power of substitution and resubstitution, to vote on the undersigned`s behalf at the Annual Meeting of Shareholders of Atlantic American Corporation, to be held at 10:00 A.M., Eastern Time, on May 3, 2016, at the offices of the Company, 4370 Peachtree Road, N.E., Atlanta, Georgia and at all adjournments or postponements thereof, upon all business as may properly come before the meeting, including the business described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is acknowledged.

PROXIES WILL BE VOTED IN ACCORDANCE WITH ANY INSTRUCTIONS INDICATED ON THE REVERSE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES AND ALL LISTED PROPOSALS. IN THEIR DISCRETION, THE PROXIES WILL BE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

(Continued, and to be marked, dated and signed, on the other side)